UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2005

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-29889	94-3248524
(Commission File No.)	(IRS Employer Identification No.)

1180 Veterans Boulevard

South San Francisco, CA 94080

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 624-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On October 24, 2005, Rigel Pharmaceuticals, Inc. (“Rigel”) entered into a collaborative research and license agreement with Ares Trading S.A. (“Ares”), a wholly-owned subsidiary of Serono S.A., to develop and commercialize product candidates from Rigel’s Aurora kinase inhibitor program.

A copy of the press release further describing this collaboration is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 3.02.              Unregistered Sales of Equity Securities.

On October 24, 2005, Rigel entered into a common stock purchase agreement with Ares, pursuant to which Rigel will issue to Ares 546,018 shares of Rigel’s common stock for an aggregate purchase price of $15,000,000, payable in cash. The closing of the sale is to occur within 10 business days of the execution of the agreement.  The shares of common stock will be issued in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act. Rigel determined that this exemption was available based on the representations and warranties made by Ares regarding its investment intent, experience and sophistication, including representations regarding Ares’ qualification as an “accredited investor,” as such term is defined under Rule 501 promulgated under the Securities Act.  In addition, the terms of the sale otherwise meet the requirements for the Rule 506 exemption

The contents of Item 1.01 is incorporated into this Item 3.02 in their entirety.

Item 9.01.              Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description
99.1	Press Release, dated October 25, 2005, entitled “Serono and Rigel Sign Agreement to Develop and Commercialize Aurora Kinase Inhibitors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGEL PHARMACEUTICALS, INC.

Dated: October 26, 2005
	By:	/s/ James H. Welch
James H. Welch
Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated October 25, 2005, entitled “Serono and Rigel Sign Agreement to Develop and Commercialize Aurora Kinase Inhibitors.”